Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of September 25, 2009 (this “Agreement”), is by and among FairPoint Communications, Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”; and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders party hereto and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 31, 2008 (as heretofore amended, modified and/or supplemented, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement); and

WHEREAS, the Borrower has (a) informed the Administrative Agent, the Collateral Agent and the Lenders that Events of Default may occur as a result of the potential failure of the Borrower to (i) pay principal and interest in respect of the Loans to the extent due and payable on September 30, 2009 (the “September Payment Defaults”), (ii) make payments in respect of Secured Interest Rate Agreements (as defined in the Pledge Agreement) to the extent due and payable on September 30, 2009 or any time during the Forbearance Period (as hereinafter defined) (the “Swap Payment Defaults”), (iii) comply with Section 7.06 of the Credit Agreement solely to the extent relating to intercompany loans and advances between or among the Borrower and its Wholly-Owned Subsidiaries existing prior to the date hereof (the “Intercompany Loan Defaults”), (iv) comply with the minimum Interest Coverage Ratio covenant set forth in Section 7.11 of the Credit Agreement for any fiscal period ended prior to October 1, 2009 (the “Interest Coverage Ratio Default”) and (v) comply with the maximum Leverage Ratio covenant set forth in Section 7.12 of the Credit Agreement for any fiscal period ended prior to October 1, 2009 (the “Leverage Ratio Default”; and together with the September Payment Defaults, the Swap Payment Defaults, the Intercompany Loan Defaults and the Interest Coverage Ratio Default, each a “Designated Event of Default” and collectively, the “Designated Events of Default”), and (b) requested that the Administrative Agent, the Collateral Agent and the Lenders temporarily forbear, subject to the terms and conditions set forth herein, from exercising their rights and remedies under the Credit Agreement and the other Credit Documents with respect to the Designated Events of Default to the extent such events occur.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I.  FORBEARANCE; CERTAIN RESTRICTIONS

1.01         Forbearance.  Subject to the terms and conditions set forth herein, the Administrative Agent, the Collateral Agent and the Lenders party hereto agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Credit Documents solely with respect to the Designated Events of Default until October 30, 2009 (such date, subject to the following proviso, the “Forbearance Termination Date”); provided, that the Forbearance Termination Date shall be automatically accelerated to the date of the earliest to occur of any of the following events: (a) the occurrence after the date hereof of any Default or Event of Default other than the Designated Events of Default, (b) the failure of the Borrower or any of the other Credit Parties to comply with any term, covenant or provision set forth in this Agreement, including, without limitation, those set forth in Section 1.02 and Section IV hereof, (c) the occurrence after the date hereof of any payment by or on behalf of the Borrower of any interest or other amounts (whether in cash, by capitalizing such interest or other amounts or otherwise) to the holders of (x) the Spinco Senior Notes or (y) the 13 1/8% Senior Notes issued by the Borrower pursuant to the Indenture, dated as of July 29, 2009, between the Borrower and U.S. Bank National Association, as trustee, (d) the occurrence after the date hereof of any payment by or on behalf of the Borrower of any amounts payable under or in respect of any Secured Interest Rate Agreement and (e) the date that any of the Credit Parties or any of their respective affiliates joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Administrative Agent, the Collateral Agent, the Lenders or any affiliate of the Administrative Agent, the Collateral Agent or any Lender relating to the Obligations or in respect of any amounts owing under or in connection with the Credit Agreement, the other Credit Documents, this Agreement or any documents, agreements or instruments executed in connection therewith.  On and after the Forbearance Termination Date, the Administrative Agent, the Collateral Agent and each of the Lenders party hereto may proceed to enforce any and/or all of their rights and remedies under or in respect of the Credit Agreement, the other Credit Documents and applicable law, including, without limitation, the right to require that the Borrower repay immediately any amounts then due and owing to the Administrative Agent, the Collateral Agent and the Lenders without the giving of notice or the expiration of any applicable grace period.

1.02         No Borrowings or Conversions to Eurodollar Loans; Default Interest. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, the Credit Parties hereby acknowledge and agree that, on an after the date hereof, (i) Loans will no longer be available to the Borrower and may not be requested, (ii) no outstanding Loans may be converted to a Eurodollar Loan, (iii) each Eurodollar Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto and (iv) in accordance with Section 1.08(c) of the Credit Agreement, interest in respect of all overdue amounts payable under the Credit Agreement (including, without limitation, amounts overdue as a result of the September Payment Defaults) shall accrue at a rate per annum equal to the Base Rate, plus the sum of (x) 2.0% and (y) the Applicable Base Rate Margin (provided, that principal in respect of Eurodollar Loans shall bear interest from the date the same becomes due until the end of the Interest Period then applicable to such Eurodollar Loan at a rate per annum no less than one which is equal to 2% in excess of the rate applicable thereto on such date).

SECTION II.  RATIFICATION OF EXISTING AGREEMENTS

2.01         All of the representations and warranties made by the Credit Parties in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof, except (i) for the representation and warranty made by the Credit Parties in the last sentence of Section 5.09(b) of the Credit Agreement and (ii) to the extent that any of such representations and warranties relate by their terms to a prior date (in which case such representations and warranties shall have been true and correct in all material respects as of such prior date) or relate directly to the Designated Events of Default.

2.02         The Credit Parties agree that their obligations to the Administrative Agent, the Collateral Agent and each of the Lenders as evidenced by or otherwise arising under the Credit Agreement and the other Credit Documents remain in full force and effect and are confirmed and ratified in all respects.

2.03         The Credit Parties hereby confirm that the security interests and liens granted to the Collateral Agent pursuant to the Credit Documents continue to secure the Obligations and that such security interests and liens remain in full force and effect.

2.04         The Credit Parties acknowledge and agree that as of September 22, 2009, (i) the aggregate outstanding principal amount of the LCPI Loans under the Credit Agreement is in an amount equal to $29,695,328.36; (ii) the aggregate outstanding principal amount of the RF Loans under the Credit Agreement is in an amount equal to $120,304,671.64; (iii) the aggregate outstanding principal amount of the A Term Loans under the Credit Agreement is in an amount equal to $491,575,000.00; (iv) the aggregate outstanding principal amount of the Initial B Term Loans and the Delayed-Draw B Term Loans under the Credit Agreement is in an amount equal to $1,323,875,000.00 and (vi) the aggregate available amount under all Letters of Credit outstanding under the Credit Agreement is in an amount equal to $18,192,740.00.

2.05         The Credit Parties acknowledge and agree that this Agreement is a Credit Document and that all of their obligations arising under and relating to this Agreement constitute Obligations under the Credit Agreement.

SECTION III.  CONDITIONS PRECEDENT

The Administrative Agent’s, Collateral Agent’s and each of the Lenders’ forbearance obligations hereunder shall be subject to the fulfillment of the following conditions on the date hereof:

3.01         All representations and warranties contained in this Agreement or otherwise made in writing to the Administrative Agent, the Collateral Agent and the Lenders in connection herewith shall be true and correct on and as of the date hereof.

3.02         The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders constituting the Required Lenders under the Credit Agreement.

3.03         No event shall have occurred which constitutes a Default or an Event of Default under the Credit Agreement (other than the Designated Events of Default).

3.04         The Administrative Agent shall have received reasonably satisfactory evidence that all action necessary for the valid execution and delivery by the Borrower and each of the other Credit Parties of this Agreement and any and all other agreements and documents contemplated by this Agreement shall have been taken.

3.05         The Administrative Agent shall have received a fully-executed and enforceable agreement from Wachovia Bank, National Association (“Wachovia”), in form and substance satisfactory to the Administrative Agent and the Required Lenders, pursuant to which Wachovia will agree that, until a date not earlier than the Forbearance Termination Date, it will forbear from exercising any of its rights and remedies under its Secured Interest Rate Agreement with the Borrower in respect of the Swap Payment Default under such Secured Interest Rate Agreement.

SECTION IV.  COVENANTS OF THE CREDIT PARTIES

The Credit Parties covenant and agree with the Administrative Agent, the Collateral Agent and each of the Lenders as follows:

4.01         Compliance with Credit Documents.  Other than the Designated Events of Default, the Credit Parties agree to comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Documents, subject to applicable notice, grace and cure periods.

4.02         Financial Advisor.  Notwithstanding anything to the contrary contained in the letter agreement, dated September 1, 2009, as amended September 10, 2009 (the “FTI Acknowledgement Letter”), between the Borrower and FTI Consulting, Inc. (“FTI”) or otherwise, the Credit Parties hereby (a) expressly confirm and reaffirm (i) the right of Kaye Scholer LLP to retain and utilize the services of FTI in connection with its representation of the Administrative Agent and Collateral Agent under the Credit Agreement and the other Credit Documents, including, without limitation, in connection with the Administrative Agent’s and/or Collateral Agent’s administration and enforcement of the Credit Agreement and other Credit Documents and (ii) the obligation of the Borrower pursuant to Section 11.01(a) of the Credit Agreement to pay for all reasonable fees and expenses of FTI (it being understood and agreed that, notwithstanding the provisions of this clause (ii), the fees and expenses of FTI shall be payable by the Borrower in such amounts and in such manner as set forth in the FTI Acknowledgement Letter) and (b) acknowledge and agree that the Borrower will not, and shall have no right to, terminate the FTI Acknowledgement Letter or any of its obligations thereunder.  In addition, the Credit Parties agree to cooperate reasonably with FTI, including, without limitation, allowing FTI reasonable access to the Borrower’s premises, books, records and personnel.

4.03         Restrictions on Activities of Credit Parties and their Subsidiaries.  Each of the Credit Parties hereby agrees that, during the period commencing on the date hereof and ending on the Forbearance Termination Date (the “Forbearance Period”), it will not, and will not permit any of its Subsidiaries to (i) create or incur any additional Indebtedness, (ii) purchase, make or otherwise acquire any Investments, except as expressly permitted under clauses (a), (b), (d) and (e) of Section 7.06 of the Credit Agreement, (iii) make any Restricted Payments, except as expressly permitted under clauses (i) and (x) of Section 7.09 of the Credit Agreement and (iv) make, or agree to make, any capital expenditures, except for capital expenditures made in the ordinary course of business.

SECTION V.  MISCELLANEOUS

5.01         Representations and Warranties.  The Credit Parties jointly and severally represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent, the Collateral Agent and each of the Lenders that:

(a)                                  Such parties have the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and have taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b)                                 No consent of any other person, and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement by such parties;

(c)                                  This Agreement has been duly executed and delivered on behalf of such parties by duly authorized officers of such parties, and constitutes the legal, valid and binding obligation of such parties enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is sought in equity or at law);

(d)                                 The execution, delivery and performance of this Agreement will not violate any law, statute or regulation or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such parties; and

(e)                                  On and as of the date hereof and giving effect to this Agreement, no Default or Event of Default has occurred and is continuing, other than the Designated Events of Default (if any).

5.02         No Present Claims.  The Credit Parties acknowledge and agree that, as of the date hereof: (a) none of the Credit Parties have any claim or cause of action against any of the Lenders, the Administrative Agent or the Collateral Agent (or any of their respective directors, officers, employees, attorneys or agents); (b) none of the Credit Parties have offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities owing to any of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Documents; and (c) each of the Lenders, the Administrative Agent and the Collateral Agent have heretofore properly performed and satisfied in a timely manner all of their obligations to the Credit Parties and each of their respective Subsidiaries.  The Credit Parties on their own behalf and on behalf of each of their respective successors and assigns, hereby waive, release and discharge the Lenders, the Administrative Agent and the Collateral Agent and all of their respective directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Credit Documents and any documents, instruments, agreements (including this Agreement), dealings or other matters connected with the Credit Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Agreement related to the Credit Documents.  The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur on or after the date hereof.

5.03         No Waiver.  Nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Credit Parties or any of the Administrative Agent’s, the Collateral Agent’s or the Lenders’ obligations, rights and remedies arising under the Credit Documents, and none of the Administrative Agent, the Collateral Agent and the Lenders shall be deemed to have waived any or all of its rights or remedies with respect to any Default or Event of Default existing on the date hereof or arising hereafter.

5.04         GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CONFLICTS OF LAWS PRINCIPLES THEREOF).

5.05         WAIVER OF JURY TRIAL.  THE CREDIT PARTIES HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE CREDIT DOCUMENTS OR ANY OF THE CREDIT PARTIES’ OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH OBLIGATIONS.  TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, THE CREDIT PARTIES SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM OR RIGHT THEY MAY HAVE TO RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE CREDIT PARTIES CONFIRM THAT NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY OF THE LENDERS, NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, OR REPRESENTATIVES HAS INDICATED, EITHER ORALLY OR IN WRITING, THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVERS.

5.06         Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Administrative Agent.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed signature page thereto.

5.07         Headings.  Headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

5.08         Waivers; Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties, the Administrative Agent, the Collateral Agent and the Required Lenders.

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